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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63070, No. 333-42656, No. 333-30111 and No.
333-04186) and Registration Statements on Form S-3 (No. 333-73550, No. 333-59368 and No. 333-42798) of Conceptus, Inc. of our report dated February 8, 2002 relating to the consolidated balance sheet as of December 31, 2001 and the consolidated statements of operations, of stockholders' equity and cash flows for the year ended December 31, 2001 of Conceptus, Inc., which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 8, 2002 relating to the financial statement schedule for the year ended December 31, 2001 of Conceptus, Inc., which appears in this Annual Report on From 10-K.

                                        /S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 29, 2002